Exhibit 99.1

LIGHT & WONDER RECEIVES CONDITIONAL APPROVAL TO LIST EQUITY ON THE AUSTRALIAN SECURITIES EXCHANGE

LAS VEGAS – (May 17, 2023) – Light & Wonder, Inc. (NASDAQ: LNW) (“Light & Wonder”, “L&W” or the “Company”) today announced that the Australian Securities Exchange (“ASX”) has conditionally approved the Company’s secondary listing on the ASX.

Indicative timetable

It is anticipated that Light & Wonder will be admitted to the official list of the ASX, as an ASX Foreign Exempt Listing, on Thursday, May 18, 2023 (AEST) (Wednesday, May 17, 2023 (EDT)).

Official quotation of L&W CHESS Depositary Interests (“CDIs”) is expected to commence at 11:00 a.m. (AEST) on Monday, May 22, 2023 (9:00 p.m. (EDT) on Sunday, May 21, 2023) (ASX: LNW).

The secondary listing and official quotation remain subject to final approval by the ASX. There can be no assurance as to their timing or completion.

Each CDI will represent one fully paid share of common stock (“Share”) of L&W.

What do I need to do and by when?

No action is required by existing L&W shareholders who wish to retain their holding as Shares on L&W’s primary NASDAQ listing.

Existing L&W shareholders who wish to convert some or all of their Shares into CDIs may do so by:
1.
Completing the Notice of Transmutation form (“Form”), available on L&W’s investor website at www.lnw.com/investors or reach out to L&W’s U.S. transfer agent, American Stock Transfer & Trust Company, LLC (“AST”), using the contact information listed below; and

2.
Sending the completed Form to AST, per delivery instructions outlined on page two of the Form. Shares being held through a broker should be delivered via the Depositary Trust Company’s Deposit/Withdrawal At Custodian method.  For Shares held in book-entry form only submission of the Form is required. For Shares held in physical form, original Share certificates must be mailed with the form to AST at the address below.

All inquiries regarding the conversion of L&W Shares to CDIs (and vice versa) should be directed to the Company’s U.S transfer agent or Australian registrar, as applicable.

Holders of Shares, tradable on Nasdaq	Holders of CDIs, tradable on the ASX
U.S. Transfer Agent	Australian Registrar
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York, 11219
United States
Tel: +1 718-921-8124
Email: paula.Caroppoli@equiniti.com &
admin43@equiniti.com
Website: https://www.astfinancial.com/

Global Transaction team
Computershare Investor Services Pty Limited
PO Box 103 Abbotsford
Victoria 3067 Australia
(within Australia) 1300 731 056
(international) +61 3 9415 5361
Email: gtuau@computershare.com.au
Website: https://www.computershare.com/au

© 2023 Light & Wonder Inc. All rights reserved.

About Light & Wonder, Inc.
Light & Wonder, Inc., is a global leader in cross-platform games and entertainment. Light & Wonder brings together approximately 6,000 employees from six continents to connect content between land-based and digital channels with unmatched technology and distribution. Guided by a culture that values daring teamwork and creativity, the Company builds new worlds of play, developing game experiences loved by players around the globe. Its OpenGaming™ platform powers the largest digital-gaming network in the industry. The Company is committed to the highest standards of integrity, from promoting player responsibility to implementing sustainable practices. To learn more, visit lnw.com.

Advisors
Light & Wonder has retained Goldman Sachs Australia Pty Ltd and Jarden Australia Pty Limited to advise on the secondary listing on the ASX. Herbert Smith Freehills is acting as Australian legal advisor and Cravath, Swaine & Moore LLP is acting as U.S. legal advisor to Light & Wonder.

Forward-Looking Statements
In this press release, the Company makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements describe future expectations, plans, results or strategies and can often be identified by the use of terminology such as “may,” “will,” “estimate,” “intend,” “plan,” “continue,” “believe,” “expect,” “anticipate,” “target,” “should,” “could,” “potential,” “opportunity,” “goal” or similar terminology. These statements are based upon management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks and uncertainties and other factors, including those factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K that was filed with the SEC on March 1, 2023 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Investor Inquiries:

Nick Zangari, Senior Vice President of Investor Relations
Steve Wan, Senior Director of Investor Relations
Email: ir@lnw.com

Media Inquiries:

newsmedia@lnw.com